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                                                                      EXHIBIT 11




               ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                        COMPUTATION OF EARNINGS PER SHARE
         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998


Earnings (loss) net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings (loss) per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings.

The following table sets forth the computation of basic and diluted earnings per share:

                                                                    THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                         JUNE 30                              JUNE 30
                                                                1999              1998                 1999             1998
                                                          -----------------------------------    -----------------------------------
Numerator for basic and diluted earnings per share:
 Net earnings (loss)                                           $   23,965          $52,034           $  201,823        $ (192,049)
 Less dividends paid:
  Class A common                                                        -                0               80,358            80,358
  Class B common                                                        -                -                    -                 -
                                                               ---------------------------           ----------------------------
 Undistributed earnings (loss)                                 $   23,965          $52,034           $  121,465        $ (272,407)

Denominator for basic and diluted earnings per share:
 Weighted average shares:
  Class A common                                                2,008,949        2,008,949            2,008,949         2,008,949
  Class B common                                                  499,998          499,998              499,998           499,999
                                                               ---------------------------           ----------------------------
   Total                                                        2,508,947        2,508,947            2,508,947         2,508,948

Calculation of basic and diluted earnings (loss) per share:
 Class A common:
  Distributed earnings                                         $        -              $ -           $     0.04        $     0.04
  Undistributed earnings (loss)                                      0.01             0.02                 0.05             (0.11)
                                                               ---------------------------           ----------------------------
    Basic and diluted earnings (loss) per share                $     0.01           $ 0.02           $     0.09        $    (0.07)
                                                               ===========================           ============================

 Class B common:
  Distributed earnings                                         $        -              $ -           $        -        $        -
  Undistributed earnings (loss)                                      0.01             0.02                 0.05             (0.11)
                                                               ---------------------------           ----------------------------
   Basic and diluted earnings (loss) per share                 $     0.01           $ 0.02           $     0.05        $    (0.11)
                                                               ===========================           ============================


Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three-month and six-month periods ended June 30, 1999 and 1998. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The number of shares excluded from the computation were 69,900 for the 1999 periods and 93,940 for the 1998 periods.